Exhibit 21
SUBSIDIARIES OF GLADSTONE COMMERCIAL CORPORATION
2525 N Woodlawn Vstrm Wichita KS, LLC
260 Springside Drive, Akron OH LLC
3094174 Nova Scotia Company
3094175 Nova Scotia Company
ACI06 Champaign IL LLC
AC07 Lawrenceville GA LLC
AFL05 Duncan SC LLC
AFL05 Duncan SC Member LLC
APML07 Hialeah FL LLC
CDLCI07 Mason OH LLC
CI05 Clintonville WI LLC
CMI04 Canton NC LLC
CMS06-3 LLC
COCO04 Austin TX, L.P.
COCO04 Austin TX GP LLC
Corning Big Flats LLC
DBPI07 Bolingbrook IL LLC
Dorval Property Trust
EE, 208 South Rogers Lane, Raleigh NC LLC
EE07 Raleigh NC, L.P.
EE07 Raleigh NC GP LLC
EI07 Tewksbury MA LLC
First Park Ten COCO San Antonio, L.P.
First Park Ten COCO San Antonio GP LLC
FTCHI07 Grand Rapids MI LLC
GBI07 Syracuse NY LLC
GCC Acquisition Holdings LLC
GCC COCO, INC
GCC Dorval LLC
GCC Granby LLC
GCC Norfolk LLC
GCLP Business Trust I
GCLP Business Trust II
Gladstone Commercial Advisers, Inc.
Gladstone Commercial Limited Partnership
Gladstone Commercial Partners LLC
Gladstone Lending LLC
Granby Property Trust
HMBF05 Newburyport MA LLC
Little Arch 04 Charlotte NC Member LLC
Little Arch Charlotte NC LLC
MPI06 Mason OH LLC
MSI05-3 LLC
NJT06 Sterling Heights MI LLC
NW05 Richmond VA LLC
OB Crenshaw GCC, L.P.
OB Crenshaw SPE GP LLC
OB Midway NC Gladstone Commercial LLC
Pocono PA GCC GP LLC
Pocono PA GCC, L.P.
PZ05 Maple Heights OH LLC
RC06 Menomonee Falls WI LLC
RCOG07 Georgia LLC
SJMH06 Baytown TX GP LLC
SJMH06 Baytown TX L.P.
SLEE Grand Prairie, L.P.
STI05 Franklin NJ LLC
SVMMC05 Toledo OH LLC
TCI06 Burnsville MN LLC
UC06 Roseville MN LLC
WMI05 Columbus OH LLC
WMI05 Hazelwood MO LLC
WPI07 Tulsa OK LLC
YorkTC05 Eatontown NJ LLC